UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On December 21, 2022, EnerSys (in its individual capacity (“ENS”), and in its capacity as the “Master Servicer”) entered into a Receivables Purchase Agreement (the “Receivables Agreement”) with Wells Fargo Bank, National Association as the administrative agent (“Wells”), EnerSys Finance, LLC as the seller (the “Seller”) and certain other persons from time to time and party thereto as purchasers (together with Wells, the “Purchasers”), pursuant to which, and upon the Seller’s request, the Purchasers will make payments to the Seller in an aggregate amount of up to $150,000,000 (the “Transaction”). In consideration of such payments, the Seller will sell, assign and transfer to Wells certain receivables purchased from ENS under a separate sale and contribution agreement, the collections related to such receivables and the proceeds of the foregoing (collectively, the “Receivables”). The Seller will use the proceeds of such sale to pay for the Receivables purchased from ENS.

The Purchasers may purchase the Receivables from the Seller from time to time, or on a revolving basis, such that as collections are received on the sold Receivables, the availability to purchase additional, new Receivables will increase. The Seller (or the Master Servicer on its behalf) will continue to service the Receivables sold to Wells. The transfers of Receivables from ENS to the Seller are intended to qualify as true sales and will begin in January in the United States. The initial term of the Receivables Agreement is three (3) years.

The Receivables Agreement contains customary representations and warranties and affirmative and negative covenants, including as to the eligibility of the Receivables being sold, termination events and indemnification provisions. All payment obligations related to the sale of Receivables are guaranteed by the Seller, but not ENS, subject to customary exceptions. Such guaranteed obligations may be accelerated or modified at any time, subject to customary default provisions.

ENS has provided to the Seller a customary performance undertaking pursuant to which ENS has agreed to guaranty the performance by the Seller of certain indemnification obligations of the Seller under the Receivables Agreement. As is customary for such parent undertakings, ENS is not guarantying the collection of any of the Receivables, and ENS will not be responsible for any failure of the obligations of any wholly-owned subsidiary of ENS who is originating the Receivables, where such failure results from the Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related account debtor.

The Seller is a subsidiary of ENS. Wells, in its capacity as a lender, is party to that certain Credit Agreement, dated as of August 4, 2017, by and among ENS, Bank of America, N.A., as administrative agent and the lenders party thereto, as amended.

The Receivables Agreement is attached hereto as Exhibit 10.1.

On December 21, 2022, EnerSys issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Receivables Purchase Agreement, dated December 21, 2022, by and among EnerSys, Wells Fargo Bank, National Association, EnerSys Finance, LLC and certain other persons from time to time party thereto as purchasers.

99.1	Press Release, dated December 21, 2022, issued by EnerSys.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: December 21, 2022	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer